UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 6, 2009

HydroDynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-53506

NEVADA	20-4903071
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

230 Bethany Rd., Ste. 128, Burbank, California 91504

(Address of Principal Executive Offices, Including Zip Code)

(702) 722-9496

(Registrant’s Telephone Number, Including Area Code)

____________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 4.02.

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On October 6, 2009, upon the notification by the Company’s management and in consultation with Li & Company, PC, our independent registered public accounting firm about certain accounting misst atements, as described below, in the Company’s previously issued financial statements for the fiscal year ended June 30, 2008 and quarterly periods ended September 30, 2008, December 31, 2008 and March 31, 2009.

Upon the notification by the Company’s management of such misstatements, the Board of Directors of the Company concluded that the Company’s previously issued financial statements for the fiscal year ended June 30, 2008 and quarterly periods ended September 30, 2008, December 31, 2008 and March 31, 2009, should no longer be relied upon due to certain accounting misstatements in those financial statements.  Such misstatements include, but are not limited to, the following: (i) to separate prepaid patents application costs from deferred license fees, (ii) to reclassify foreign currency transaction (gain) loss from the payment of license fees payable denominated in € previously recorded as deferred license fees, (iii) to record second and third license fee installment payments under exclusive license agreement not booked, (iv) to adjust license fees payable denominated in € to reflect the exchange rate at June 30, 2009.

The Company will file an amended annual report on Form 10K/A for the fiscal year ended June 30, 2008 and  amended quarterly reports on Form 10-Q/A for the quarterly periods ended September 30, 2008, December 31, 2008 and March 31, 2009 with the United States Securities Exchange Commission (the “SEC”) as soon as practical, to correct the foregoing accounting errors and misstatements by restating the Company’s financial statements for such periods and to set forth the effect of such restatements.

A letter from our auditors to the SEC that consents to the filing of this Item 4.02 on Form 8-K is filed herewith as Exhibit 16.2.

Item 9.01.

Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

16.2	Letter of Li & Company, PC dated October 12, 2009, to the United States Securities and Exchange Commission.

SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated:  October 12, 2009

HYDRODYNEX, Inc.

By:

/s/  Ronald Kunisaki

Ronald Kunisaki

President & CEO